Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

(949) 481-0510

clewis@glaukos.com

Glaukos Announces Third Quarter 2024 Financial Results

Aliso Viejo, CA – November 4, 2024 – Glaukos Corporation (NYSE: GKOS), an ophthalmic pharmaceutical and medical technology company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the third quarter ended September 30, 2024. Key highlights for the third quarter of 2024 include:

●	Record net sales of $96.7 million increased 24% year-over-year.
●	Glaucoma record net sales of $76.0 million increased 30% year-over-year.
●	Corneal Health net sales of $20.6 million increased 5% year-over-year.
●	Gross margin of approximately 77% and non-GAAP gross margin of approximately 82%.
●	Raised 2024 net sales guidance to $377 million to $379 million, compared to $370 million to $376 million previously.

“Our record third quarter results reflect successful global execution of our key strategic plans and continued strong momentum in our business,” said Thomas Burns, Glaukos chairman and chief executive officer. “We continue to successfully advance our robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.”

Third Quarter 2024 Financial Results

Net sales in the third quarter of 2024 of $96.7 million increased 24%, compared to $78.0 million in the same period in 2023.

Gross margin for the third quarter of 2024 was approximately 77%, compared to approximately 76% in the same period in 2023. Non-GAAP gross margin for the third quarter of 2024 was approximately 82%, compared to approximately 83% in the same period in 2023.

Selling, general and administrative (SG&A) expenses for the third quarter of 2024 increased 18% to $64.0 million, compared to $54.2 million in the same period in 2023. Non-GAAP SG&A expenses for the third quarter of 2024 increased 18% to $63.3 million, compared to $53.5 million in the same period in 2023.

GAAP and non-GAAP research and development (R&D) expenses for the third quarter of 2024 increased 4% to $34.7 million, compared to $33.3 million in the same period in 2023.

Loss from operations in the third quarter of 2024 was $24.7 million, compared to operating loss of $28.0 million in the third quarter of 2023. Non-GAAP loss from operations in the third quarter of 2024 was $18.4 million, compared to non-GAAP operating loss of $21.8 million in the third quarter of 2023.

Net loss in the third quarter of 2024 was $21.4 million, or ($0.39) per diluted share, compared to net loss of $30.4 million, or ($0.63) per diluted share, in the third quarter of 2023. Non-GAAP net loss in the third quarter of 2024 was $15.2 million, or ($0.28) per diluted share, compared to non-GAAP net loss of $24.2 million, or ($0.50) per diluted share, in the third quarter of 2023.

The company ended the third quarter of 2024 with approximately $267.2 million in cash and cash equivalents, short-term investments and restricted cash.

2024 Revenue Guidance

The company expects 2024 net sales to be in the range of $377 million to $379 million based on the latest foreign currency exchange rates.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 888-210-2212 (U.S.) or 646-960-0390 (international) and enter Conference ID 7935742. A replay of the webcast will be archived on the company’s website following completion of the call.

Quarterly Summary Document

The company has posted a document on its Investor Relations website under the “Financials & Filings – Quarterly Results” section titled “Quarterly Summary.” This Quarterly Summary document is designed to provide the investment community with a summarized and easily accessible reference document that details the key facts associated with the quarter, the state of the company’s business objectives and strategies and any forward statements or guidance the company may make. This document is provided alongside the company’s earnings press release and is designed to be read by investors before the regularly scheduled quarterly conference call. As such, today’s conference call will be in a format primarily consisting of a questions and answers session, during which Glaukos will address any queries investors have regarding the company’s results. It is the company’s goal that this format will make its quarterly earnings process more efficient and impactful for the investment community going forward.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012. In 2024, Glaukos commenced commercial launch activities for iDose® TR, a first-of-its-kind, long-duration, intracameral procedural pharmaceutical designed to deliver 24/7 glaucoma drug therapy inside the eye for extended periods of time. Glaukos also markets the only FDA-approved corneal cross-linking therapy utilizing a proprietary bio-activated pharmaceutical for the treatment of keratoconus, a rare corneal disorder. Glaukos continues to successfully develop and advance a robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR therapy; the impact of general macroeconomic conditions including foreign currency fluctuations and future health crises on our business; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iPRIME, iStent infinite, iDose TR, our corneal cross-linking products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which was filed with the SEC on August 2, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which is expected to be filed with the SEC by November 12, 2024. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures.

Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP Purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment associated with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period.  See “Reported Sales vs. Prior Periods” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$96,670	$78,048	$277,982	$232,346
Cost of sales	22,584	18,510	65,392	56,684
Gross profit	74,086	59,538	212,590	175,662
Operating expenses:
Selling, general and administrative	64,000	54,247	192,163	161,034
Research and development	34,746	33,301	99,898	101,706
Acquired in-process research and development	—	—	14,229	3,000
Total operating expenses	98,746	87,548	306,290	265,740
Loss from operations	(24,660)	(28,010)	(93,700)	(90,078)
Non-operating income (expense):
Interest income	2,700	2,710	8,611	6,252
Interest expense	(1,663)	(3,398)	(8,468)	(10,205)
Charges associated with convertible senior notes	—	—	(18,012)	—
Other income (expense), net	2,391	(1,709)	(338)	(2,978)
Total non-operating income (expense)	3,428	(2,397)	(18,207)	(6,931)
Loss before taxes	(21,232)	(30,407)	(111,907)	(97,009)
Income tax provision	177	37	885	873
Net loss	$(21,409)	$(30,444)	$(112,792)	$(97,882)

Basic and diluted net loss per share	$(0.39)	$(0.63)	$(2.18)	$(2.03)

Weighted average shares used to compute
basic and diluted net loss per share	55,037	48,675	51,804	48,284

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,143	$93,467
Short-term investments	162,330	201,964
Accounts receivable, net	56,408	39,850
Inventory	59,895	41,986
Prepaid expenses and other current assets	18,506	18,194
Total current assets	397,282	395,461
Restricted cash	4,733	5,856
Property and equipment, net	98,581	103,212
Operating lease right-of-use assets	27,321	27,146
Finance lease right-of-use asset	42,365	44,180
Intangible assets, net	269,418	282,956
Goodwill	66,134	66,134
Deposits and other assets	20,709	15,469
Total assets	$926,543	$940,414

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,103	$13,440
Accrued liabilities	60,581	60,574
Total current liabilities	71,684	74,014
Convertible senior notes	56,759	282,773
Operating lease liability	30,656	30,427
Finance lease liability	69,712	70,538
Deferred tax liability, net	7,143	7,144
Other liabilities	22,080	13,752
Total liabilities	258,034	478,648

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—

Common stock, $0.001 par value; 150,000 shares authorized; 55,122 and 49,148 shares issued and 55,094 and 49,120 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	55	49

Additional paid-in capital	1,377,825	1,059,751
Accumulated other comprehensive income	2,620	1,165
Accumulated deficit	(711,859)	(599,067)
Less treasury stock (28 shares as of September 30, 2024 and December 31, 2023)	(132)	(132)
Total stockholders’ equity	668,509	461,766
Total liabilities and stockholders’ equity	$926,543	$940,414

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q3 2024				Q3 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$22,584	$(5,523)	(a)	$17,061	$18,510	$(5,523)	(a)	$12,987

Gross Margin	76.6%	5.8%		82.4%	76.3%	7.1%		83.4%

Operating expenses:
Selling, general and administrative	$64,000	$(705)	(b)	$63,295	$54,247	$(705)	(b)	$53,542
Loss from operations	$(24,660)	$6,228		$(18,432)	$(28,010)	$6,228		$(21,782)
Net loss	$(21,409)	$6,228	(c)	$(15,181)	$(30,444)	$6,228	(c)	$(24,216)
Basic and diluted net loss per share	$(0.39)	$0.11		$(0.28)	$(0.63)	$0.13		$(0.50)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $5.5 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $0.7 million.
(c)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q3 2024				Year-to-Date Q3 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$65,392	$(16,569)	(a)	$48,823	$56,684	$(16,569)	(a)	$40,115

Gross Margin	76.5%	5.9%		82.4%	75.6%	7.1%		82.7%

Operating expenses:
Selling, general and administrative	$192,163	$(2,115)	(b)	$190,048	$161,034	$(2,115)	(b)	$158,919

Loss from operations	$(93,700)	$18,684		$(75,016)	$(90,078)	$18,684		$(71,394)

Non-operating income (expense):
Charges associated with convertible senior notes	$(18,012)	$18,012	(c)	$—	$—	$—		$—
Net loss	$(112,792)	$36,696	(d)	$(76,096)	$(97,882)	$18,684	(d)	$(79,198)
Basic and diluted net loss per share	$(2.18)	$0.71		$(1.47)	$(2.03)	$0.39		$(1.64)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $16.6 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $2.1 million.
(c)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(d)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	3Q 2024	3Q 2023	2Q 2024	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)
International Glaucoma	$24,467	$20,280	$26,131	20.6%	20.9%	(0.2%)	(6.4%)	(8.2%)	1.8%

Total Net Sales	$96,670	$78,048	$95,690	23.9%	23.9%	(0.0%)	1.0%	0.5%	0.5%

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates